AMENDMENT

To

Transfer Agency and Service Agreement

Between

Each of the Nuveen Open-End Investment Companies

as Listed on Schedule A to the Agreement

And

Boston Financial Data Services, Inc.

This Amendment is made as of this 25th day of September, 2015, between each of the Nuveen Open-End Investment Companies, as listed on Schedule A to the Agreement (collectively, the “Fund”) and Boston Financial Data Services, Inc. (the “Transfer Agent”). In accordance with Section 17 (Additional Portfolios/Funds) and Section 16.1 (Amendment) of the Transfer Agency and Service Agreement dated May 11, 2012, (the “Agreement”), the parties desire to amend the Agreement as set forth herein.

NOW THEREFORE, the parties agree as follows:

1.	Schedule A. The current Schedule A to the Agreement is hereby replaced and superseded with the Schedule A attached hereto, effective as of September 28, 2015; and

2.	All defined terms and definitions in the Agreement shall be the same in this Amendment (the “September 25, 2015 Amendment”) except as specifically revised by this Amendment.

3.	Except as specifically set forth in this September 25, 2015 Amendment, all other terms and conditions of the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this September 25, 2015 Amendment to be executed by a duly authorized officer on one or more counterparts as of the date and year first written above.

EACH OF THE ENTITIES, INDIVIDUALLY AND NOT JOINTLY, AS LISTED ON SCHEDULE A		BOSTON FINANCIAL DATA SERVICES, INC.

By:	/s/ Tina M. Lazar	By:	/s/ Patricia Crockan

Name:	Tina M. Lazar	Name:	Patricia Crockan

Title:	Senior Vice President	Title:	Chief Operations Officer
As an Authorized Officer on behalf of each of the Funds indicated on Schedule A

SCHEDULE A

Nuveen Open-End Funds

Effective Date: September 28, 2015

1.	NUVEEN MUNICIPAL TRUST

Nuveen All-American Municipal Bond Fund

Nuveen High Yield Municipal Bond Fund

Nuveen Inflation Protected Municipal Bond Fund

Nuveen Intermediate Duration Municipal Bond Fund

Nuveen Limited Term Municipal Bond Fund

Nuveen Short Duration High Yield Municipal Bond Fund

Nuveen Strategic Municipal Opportunities Fund

2.	NUVEEN MULTISTATE TRUST I

Nuveen Arizona Municipal Bond Fund

Nuveen Colorado Municipal Bond Fund

Nuveen Maryland Municipal Bond Fund

Nuveen New Mexico Municipal Bond Fund

Nuveen Pennsylvania Municipal Bond Fund

Nuveen Virginia Municipal Bond Fund

3.	NUVEEN MULTISTATE TRUST II

Nuveen California High Yield Municipal Bond Fund

Nuveen California Municipal Bond Fund

Nuveen Connecticut Municipal Bond Fund

Nuveen Massachusetts Municipal Bond Fund

Nuveen New Jersey Municipal Bond Fund

Nuveen New York Municipal Bond Fund

4.	NUVEEN MULTISTATE TRUST III

Nuveen Georgia Municipal Bond Fund

Nuveen Louisiana Municipal Bond Fund

Nuveen North Carolina Municipal Bond Fund

Nuveen Tennessee Municipal Bond Fund

5.	NUVEEN MULTISTATE TRUST IV

Nuveen Kansas Municipal Bond Fund

Nuveen Kentucky Municipal Bond Fund

Nuveen Michigan Municipal Bond Fund

Nuveen Missouri Municipal Bond Fund

Nuveen Ohio Municipal Bond Fund

Nuveen Wisconsin Municipal Bond Fund

SCHEDULE A

Nuveen Open-End Funds

Effective Date: September 28, 2015

6.	NUVEEN INVESTMENT TRUST

Nuveen Concentrated Core Fund

Nuveen Core Dividend Fund

Nuveen Equity Market Neutral Fund

Nuveen Global Tactical Opportunities Plus Fund

Nuveen Global Total Return Bond Fund

Nuveen Intelligent Risk Conservative Allocation Fund

Nuveen Intelligent Risk Growth Allocation Fund

Nuveen Intelligent Risk Moderate Allocation Fund

Nuveen Large Cap Core Fund

Nuveen Large Cap Core Plus Fund

Nuveen Large Cap Growth Fund

Nuveen Large Cap Value Fund

Nuveen NWQ Global Equity Income Fund

Nuveen NWQ Global Equity Fund

Nuveen NWQ Large-Cap Value Fund

Nuveen NWQ Multi-Cap Value Fund

Nuveen NWQ Small/Mid-Cap Value Fund

Nuveen NWQ Small-Cap Value Fund

Nuveen Tradewinds Value Opportunities Fund

Nuveen U.S. Infrastructure Bond Fund (f.k.a. Nuveen U.S. Infrastructure Income Fund)

7.	NUVEEN INVESTMENT TRUST II

Nuveen Equity Long/Short Fund

Nuveen Global Growth Fund

Nuveen Growth Fund

Nuveen International Growth Fund

Nuveen Santa Barbara Dividend Growth Fund

Nuveen Santa Barbara Global Dividend Growth Fund

Nuveen Santa Barbara International Dividend Growth Fund

Nuveen Symphony Dynamic Equity Fund

Nuveen Symphony International Equity Fund

Nuveen Symphony Large-Cap Growth Fund

Nuveen Symphony Low Volatility Equity Fund

Nuveen Symphony Mid-Cap Core Fund

Nuveen Symphony Small Cap Core Fund

Nuveen Tradewinds Emerging Markets Fund

Nuveen Tradewinds Global All-Cap Fund

Nuveen Tradewinds International Value Fund

Nuveen Tradewinds Japan Fund

Nuveen Winslow Large-Cap Growth Fund

Nuveen Winslow Managed Volatility Equity Fund

SCHEDULE A

Nuveen Open-End Funds

Effective Date: September 28, 2015

8.	NUVEEN INVESTMENT TRUST III

Nuveen Symphony Credit Opportunities Fund

Nuveen Symphony Dynamic Credit Fund

Nuveen Symphony Floating Rate Income Fund

Nuveen Symphony High Yield Bond Fund

9.	NUVEEN INVESTMENT TRUST V

Nuveen Gresham Diversified Commodity Strategy Fund

Nuveen Gresham Long/Short Commodity Strategy Fund

Nuveen NWQ Flexible Income Fund

Nuveen Preferred Securities Fund

10.	NUVEEN MANAGED ACCOUNTS PORTFOLIOS TRUST

Municipal Total Return Managed Accounts Portfolio

11.	NUVEEN INVESTMENT FUNDS, INC.

Nuveen Core Bond Fund

Nuveen Core Plus Bond Fund

Nuveen Dividend Value Fund

Nuveen Equity Index Fund

Nuveen Global Infrastructure Fund

Nuveen High Income Bond Fund

Nuveen Inflation Protected Securities Fund

Nuveen Intermediate Government Bond Fund

Nuveen Large Cap Growth Opportunities Fund

Nuveen Large Cap Select Fund

Nuveen Mid Cap Growth Opportunities Fund

Nuveen Mid Cap Index Fund

Nuveen Mid Cap Value Fund

Nuveen Minnesota Intermediate Municipal Bond Fund

Nuveen Minnesota Municipal Bond Fund

Nuveen Nebraska Municipal Bond Fund

Nuveen Oregon Intermediate Municipal Bond Fund

Nuveen Real Asset Income Fund

Nuveen Real Estate Securities Fund

Nuveen Short Term Bond Fund

Nuveen Short Term Municipal Bond Fund

Nuveen Small Cap Growth Opportunities Fund

Nuveen Small Cap Index Fund

Nuveen Small Cap Select Fund

Nuveen Small Cap Value Fund

Nuveen Strategic Income Fund

Nuveen Tactical Market Opportunities Fund

SCHEDULE A

Nuveen Open-End Funds

Effective Date: September 28, 2015

12.	NUVEEN STRATEGY FUNDS, INC.

Nuveen Strategy Aggressive Growth Allocation Fund

Nuveen Strategy Balanced Allocation Fund

Nuveen Strategy Conservative Allocation Fund

Nuveen Strategy Growth Allocation Fund